Exhibit 99.1

YOGAWORKS, INC. REPORTS THIRD QUARTER 2017 FINANCIAL RESULTS

LOS ANGELES, November 14, 2017 – YogaWorks, Inc. (the “Company”), one of the largest providers of high quality yoga instruction in the U.S., today announced financial results for the third quarter ended September 30, 2017.

Rosanna McCollough, President and Chief Executive Officer of YogaWorks, stated, “We are pleased to have delivered third quarter results at the high end of our expectations, reflecting solid performance in our base business, with a minor contribution from the three studios acquired in the latter part of the third quarter. We have also made tremendous progress in our growth plan with the acquisition of an additional 13 studios in the fourth quarter to-date, bringing our total studio count to 66. The addition of these studios has enabled us to increase our market share in the Washington, D.C. area and gain entry into the vibrant Houston and Atlanta markets.  These studios perfectly align with the YogaWorks mission to offer a variety of classes and high-quality teaching to empower students of all ages and abilities to lead healthier and less stressful lives.  We remain the acquirer of choice in our large and highly fragmented industry comprised of over 33,000 yoga and Pilates studios. We are excited about our robust pipeline and the opportunity to boost our market leadership position by building density in existing markets and entering new markets through the acquisition of premier studios across the country.”

Results for the Third Quarter Ended September 30, 2017

	September 30, 2017	September 30, 2016
GAAP Results
Net revenue	$13.5 million	$13.5 million
Net loss	$4.6 million	$2.4 million
Cash flow from operating activities	$2.5 million	$0.3 million

Non-GAAP Results(1)
Studio Count at quarter end	53	49
Adjusted EBITDA	$(432,000)	$428,000
Studio-Level EBITDA	$2.6 million	$2.9 million
Adjusted net loss	$3.1 million	$2.3 million

(1)

Adjusted EBITDA, Studio-Level EBITDA and Adjusted net loss are non-U.S. generally accepted accounting principles (“GAAP”) measures. For reconciliations to GAAP net loss, see "Reconciliations of Non-GAAP Financial Measures" accompanying this press release.

For the third quarter ended September 30, 2017:

-	Net revenue was $13.5 million, flat compared to the third quarter of 2016.

-	The Company acquired 3 studios in the latter part of the third quarter for $445,000 and ended the quarter with 53 studios in six regional markets.

-	Adjusted EBITDA was $(432,000) compared to adjusted EBITDA of $428,000 for the same quarter last year.

-	Adjusted net loss was $3.1 million compared to adjusted net loss of $2.3 million for the same period last year.

For a reconciliation of GAAP net loss to adjusted EBITDA and GAAP net loss to adjusted net loss, please see “Reconciliations of Non-GAAP Financial Measures” accompanying this press release.

Balance Sheet and Cash Flow Highlights

-	Cash and cash equivalents were $30.0 million as of September 30, 2017, primarily as a result of the capital raised from the Company’s initial public offering.

-	Cash flow from operating activities was $2.5 million for the third quarter of 2017 compared to $0.3 million during the third quarter of 2016.

Guidance

For the fourth quarter of 2017, the Company expects net revenue between $14.3 million and $14.8 million and adjusted EBITDA between $(0.7) million and $(1.2) million. This compares to net revenue of $13.1 million and adjusted EBITDA of $71,000 for the fourth quarter of 2016. The Company’s guidance reflects the impact of the 13 studios acquired in the fourth quarter of 2017, bringing its total studio count to 66 as of November 14, 2017, compared to total studio count of 49 at the end of 2016.

For fiscal 2017, the Company expects net revenue between $54.3 million and $54.8 million and adjusted EBITDA between $(0.8) million and $(1.3) million. This compares to net revenue of $55.1 million and adjusted EBITDA of $1.7 million for 2016.

Conference Call to Discuss Third Quarter Results

The Company will host a conference call and webcast to discuss its financial results for the third quarter ended September 30, 2017, today, November 14, 2017, beginning at 4:30 p.m. Eastern Time. Those interested in participating in the call are invited to dial 1-877-407-4018 (U.S.) or 1-201-689-8471 (international). A live webcast of the conference call will also be available online at www.yogaworks.com under the Investor Relations section and will remain available for 30 days following the live call. A replay will also be available two hours following the call through November 28, 2017, via telephone at 1-844-512-2921 (U.S.) and 1-412-317-6671 (international) by entering the replay pin 13672930.

About YogaWorks, Inc.

YogaWorks, Inc. is one of the largest providers of high quality yoga instruction in the U.S, with 66 studios in nine markets including Los Angeles, Orange County, Northern California, New York City, Boston, Baltimore, the Washington D.C. area, Houston and Atlanta. YogaWorks strives to make yoga accessible to everybody and offers a wide range of class styles for people of all ages and abilities. Through its studios, the Company offers yoga classes, integrated fitness classes, workshops, teacher training programs and yoga-related retail merchandise. In addition to its studio locations, YogaWorks offers online instruction through its MyYogaWorks web platform, which provides subscribers with a highly curated catalog of over 1,000 yoga and meditation classes.

Forward-Looking Statements

This press release may include forward-looking statements that reflect the Company’s current views about future events and financial performance. All statements other than statements of historical facts included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events are forward-looking statements.

These forward-looking statements are expressed in good faith and the Company believes there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Investors should not place undue reliance on any of the Company’s forward-looking statements because they are subject to a variety of risks and uncertainties. Factors that could cause results to differ from those reflected in the forward-looking statements are set forth in the Company’s prior press releases and public filings with the Securities and Exchange Commission, which are available via the Company’s website at www.yogaworks.com. The forward-looking statements in this press release speak only as of the date of this release and, except as required by law, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

Contacts:

Investor Relations:

Jean Fontana, ICR, Inc.

646-277-1200

IR@yogaworks.com

Media:

Alecia Pulman/Brittany Fraser, ICR, Inc.

646-277-1200

YogaWorks@icrinc.com

YogaWorks, Inc.

Condensed Consolidated Balance Sheets

	As of September 30, 2017	As of December 31, 2016
Assets	(Unaudited)
Current assets
Cash and cash equivalents	$29,990,950	$1,912,421
Inventories, net	914,187	948,194
Prepaid expenses and other current assets	679,902	1,318,137
Total current assets	31,585,039	4,178,752
Property and equipment, net	7,925,979	8,552,674
Intangible assets, net	21,568,438	25,654,823
Goodwill	17,781,671	17,746,570
Other non-current assets	1,091,768	1,015,079
Total assets	$79,952,895	$57,147,898

Liabilities, Redeemable Preferred Stock and Stockholders’ Equity/(Deficit)
Current liabilities
Accounts payable and accrued expenses	$3,990,457	$1,162,675
Accrued compensation	1,503,394	1,504,034
Current portion of long-term debt, net of debt issuance costs	—	418,750
Deferred revenue	5,345,773	4,593,076
Current portion of deferred rent	128,555	192,569
Total current liabilities	10,968,179	7,871,104
Deferred rent, net of current portion	2,629,833	2,471,734
Deferred tax liability	73,442	59,536
Convertible note due to related party	—	11,634,592
Long-term debt, net of current portion and debt issuance costs	—	6,350,320
Total liabilities	13,671,454	28,387,286
Commitments and Contingencies (Note 12)
Redeemable preferred stock, Redeemed and converted as of September 30, 2017. $0.001 par value; 10,000 shares authorized, issued and outstanding at December 31, 2016; Liquidation Preference $61,392,824 at December 31, 2016 (Note 8)	—	61,392,824

Stockholders’ equity (deficit)
Common stock at September 30, 2017, $0.001 par value; 50,000,000 shares authorized and 16,409,719 shares issued and outstanding and $0.001 par value; 100,000 shares authorized and 74,559 shares issued and outstanding at December 31, 2016 (Note 7)	16,410	75
Additional paid-in capital	111,615,610	67,187
Accumulated deficit	(45,350,579)	(32,699,474)
Total stockholders’ equity (deficit)	66,281,441	(32,632,212)
Total liabilities, redeemable preferred stock, and stockholders’ equity (deficit)	$79,952,895	$57,147,898

YogaWorks, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net revenues	$13,518,513	$13,494,703	$40,002,033	$41,916,425
Cost of revenues and operating expenses
Cost of revenues	5,153,324	4,943,303	15,087,713	15,545,611
Center operations	5,732,994	5,735,187	17,002,858	16,830,135
General and administrative expenses	4,556,887	2,572,095	11,661,716	8,475,448
Depreciation and amortization	2,161,126	2,249,999	6,530,589	6,657,561
Total cost of revenues and operating expenses	17,604,331	15,500,584	50,282,876	47,508,755
Loss from operations	(4,085,818)	(2,005,881)	(10,280,843)	(5,592,330)
Interest expense, net	532,939	398,766	1,343,445	1,179,947
Net loss before income taxes	(4,618,757)	(2,404,647)	(11,624,288)	(6,772,277)

(Benefit from) provision for income taxes	(27,933)	17,764	31,074	28,389
Net loss	(4,590,824)	(2,422,411)	(11,655,362)	(6,800,666)
Less preferred rights dividend on redeemable preferred stock	—	(1,189,494)	(995,743)	(3,474,049)
Net loss attributable to common stockholders	$(4,590,824)	$(3,611,905)	$(12,651,105)	$(10,274,715)

Basic and diluted net loss per share attributable to common stockholders	$(0.37)	$(48.61)	$(1.51)	$(140.56)

Weighted-average number of shares used in calculating loss per share attributable to common stockholders (Note 9):
Basic and diluted common shares	12,574,523	74,305	8,363,916	73,096

YogaWorks, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities
Net loss	$(11,655,362)	$(6,800,666)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	6,530,589	6,657,561
Deferred tax	13,906	17,399
Paid-in-kind interest expense capitalized to convertible note	291,585	669,886
Change in value of beneficial conversion feature	147,877	—
Amortization of debt issuance cost	69,164	83,941
Debt issuance cost written-off	318,016	—
Stock-based compensation expense	2,119,252	21,036
Changes in operating assets and liabilities, net of effects from acquisitions:
Inventories	47,575	150,857
Prepaid expenses and other current assets	656,902	143,627
Other non-current assets	(76,689)	(28,948)
Accounts payable and accrued expenses	2,707,751	(473,831)
Accrued compensation	(640)	143,530
Deferred revenue	391,885	(1,071,824)
Deferred rent and other non-current liabilities	94,085	307,842
Net cash provided by (used in) operating activities	1,655,896	(179,590)
Cash flows from investing activities
Purchase of property, equipment, and intangible assets	(958,602)	(1,967,510)
Acquisitions	(445,400)	—
Tenant improvement allowances received	—	1,139,653
Net cash used in investing activities	(1,404,002)	(827,857)
Cash flows from financing activities
Principal payment on term loans	(6,956,250)	—
Principal payment on convertible note	(3,300,403)	—
Principal payment on subordinated notes	(200,000)	—
Proceeds from issuance of common stock, net of underwriting discounts and offering costs	35,083,288	—
Proceeds from issuance of convertible note	3,200,000	—
Net cash provided by financing activities	27,826,635	—
Increase (decrease) in cash and cash equivalents	28,078,529	(1,007,447)
Cash and cash equivalents, beginning of period	1,912,421	3,772,605
Cash and cash equivalents, end of period	$29,990,950	$2,765,158
Supplemental disclosure of cash flow information
Cash paid during the year for:
Interest paid	$516,694	$426,222
Supplemental disclosure of non-cash activities
Dividends on preferred redeemable stock accrued	$995,743	$3,474,049
Paid-in-kind interest expense capitalized convertible note	291,585	669,886
Purchase consideration liabilities related to acquisitions	120,031	—
Conversion of convertible notes to equity	11,825,774	—
Conversion of preferred redeemable stock to equity	62,388,567	—

Reconciliations of Non-GAAP Financial Measures

This press release contains financial measures called Adjusted EBITDA, Studio-Level EBITDA and Adjusted net loss which are not calculated in accordance with GAAP. The Company uses these financial measures to understand and evaluate the business. Adjusted EBITDA is a supplemental measure of the operating performance of the core business operations. Studio-Level EBITDA is a supplemental measure of the operating performance of the studios. Adjusted net loss is a supplemental measure of operating performance that is adjusted for certain non-recurring items that we do not believe directly reflect our core business operations. Accordingly, the Company believes Adjusted EBITDA, Studio-Level EBITDA and Adjusted net loss provide useful information to investors and others in understanding and evaluating the Company’s operating results in the same manner as management and the board of directors. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Adjusted EBITDA and Studio-Level EBITDA

The following table presents a reconciliation of Adjusted EBITDA and Studio-Level EBITDA to Net loss for each of the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
(in thousands)	(Unaudited)
Net loss	$(4,591)	$(2,422)	$(11,655)	$(6,801)
Interest expense, net	533	399	1,343	1,180
Provision for income taxes	(28)	18	31	28
Depreciation and amortization	2,161	2,250	6,531	6,658
Deferred rent(a)	(6)	61	94	308
Stock based compensation(b)	1,294	2	2,119	21
Legal settlement(c)	37	—	902	—
Severance(d)	2	86	87	101
Executive recruiting(e)	49	9	79	56
Professional fees(f)	92	—	253	—
Great Hill Partners expense reimbursement fees(g)	25	25	75	75
Adjusted EBITDA	$(432)	$428	$(141)	$1,626
Other general and administrative expenses(h)	3,059	2,454	8,147	8,228
Studio-Level EBITDA	$2,627	$2,882	$8,006	$9,854

(a)	Reflects the extent to which our rent expense for the period has been above or below our cash rent payments.
(b)	Non-cash charges related to equity-based compensation programs, which vary from period to period depending on timing of awards and forfeitures.
(c)	Legal settlement expense primarily related to a wage settlement case with the state of California.
(d)	Severance expenses incurred in the period related to the termination of studio and non-studio employees.
(e)	Executive recruiting expenses incurred in connection with the recruitment and hiring of members of the management team.
(f)	Professional fees related to accounting, tax and consulting services that were expensed in connection with the IPO and acquisitions.
(g)	Represents expense reimbursement fees incurred in connection with our Expense Reimbursement Agreement with Great Hill Partners, which ended with the filing of the Company’s IPO.
(h)

Represents general and administrative expenses that are corporate and regional expenses and not incurred by our studios, and which are primarily comprised of expenses related to (i) wages and benefits of corporate and regional employees, (ii) non-studio rent, utilities and maintenance, (iii) corporate and regional marketing and advertising and (iv) corporate professional fees. Other general and administrative expenses exclude any general and administrative expenses related to deferred rent, stock based compensation, legal settlement, severance, executive recruiting, professional fees and the Great Hill Partners expense reimbursement fees or any other general and administrative expenses that are included in the reconciliation of net loss to Adjusted EBITDA.

Adjusted Net Loss

The following table presents a reconciliation of Adjusted net loss to Net loss for each of the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
(in thousands)	(Unaudited)
Net loss	$(4,591)	$(2,422)	$(11,655)	$(6,801)
Stock based compensation(a)	1,294	2	2,119	21
Legal settlement(b)	37	—	902	—
Severance(c)	2	86	87	101
Executive recruiting(d)	49	9	79	56
Professional fees(e)	92	—	253	—
Great Hill Partners expense reimbursement fees(f)	25	25	75	75
Adjusted net loss	$(3,092)	$(2,300)	$(8,140)	$(6,548)

(a)	Non-cash charges related to equity-based compensation programs, which vary from period to period depending on timing of awards and forfeitures.
(b)	Legal settlement expense primarily related to a wage settlement case with the state of California.
(c)	Severance expenses incurred in the period related to the termination of studio and non-studio employees.
(d)	Executive recruiting expenses incurred in connection with the recruitment and hiring of members of the management team.
(e)	Professional fees related to accounting, tax and consulting services that were expensed in connection with the IPO and acquisitions.
(f)	Represents expense reimbursement fees incurred in connection with our Expense Reimbursement Agreement with Great Hill Partners which ended with the filing of the Company’s IPO.